UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34796	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

                 As previously reported in the Current Report on Form 8-K filed by Zoo Entertainment, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on July 19, 2011, on July 14, 2011, Zoo Publishing, Inc., the Company’s wholly-owned subsidiary (“Zoo Publishing”), entered into the First Amendment to Amended and Restated Factoring and Security Agreement (the “Amendment”) with Panta Distribution, LLC (“Panta”), pursuant to which the parties agreed to amend that certain Amended and Restated Factoring and Security Agreement dated as of June 24, 2011, by and between Zoo Publishing and Panta (as amended by the Amendment, the “Factoring Agreement”), to increase the amount of credit available under the Factoring Agreement and to amend certain other terms and conditions of the Factoring Agreement. The Company previously disclosed the entry into the Factoring Agreement in its Current Report on Form 8-K filed with the Commission on June 30, 2011.

           On October 7, 2011, Zoo Publishing received a letter from Panta pursuant to which Panta alleges that certain events of default have occurred and continue to exist under Section 17.1 of the Amendment, including (i) Zoo Publishing’s failure to comply with the minimum payment amounts due to Panta as set forth in Section 20.1 of the Factoring Agreement, (ii) the unauthorized forgiveness of certain accounts receivable owed by a customer in violation of Section 13.1 of the Factoring Agreement, and (iii) the existence of a material adverse effect as Zoo Publishing has declared its inability to meet its debts as such debts become due.  Events of default, if not waived, would prevent the Company from borrowing and accelerate all of Zoo Publishing’s obligations under the Factoring Agreement.  As of October 13, 2011, the amount of the direct financial obligation under the Factoring Agreement is approximately $1,175,000 and would be immediately due and payable at Panta’s election.  The Factoring Agreement also allows Panta to charge interest at a rate of fifteen percent (15%) per annum on such obligation.

Panta has notified Zoo Publishing that it reserves all of its rights and remedies available following the occurrence of an event of default under the Factoring Agreement, but to date, none of the obligations under the Factoring Agreement has been accelerated.  Zoo Publishing is currently in discussions with Panta regarding the possibility of amending the current terms of the Factoring Agreement and/or obtaining a waiver or forbearance of the aforementioned events of default, although Zoo Publishing can provide no assurance that Panta will not elect to accelerate all of Zoo Publishing’s obligations under the Factoring Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoo Entertainment, Inc.

Date: October 14, 2011	By:	/s/ David Fremed
David Fremed Chief Financial Officer